Filed Under Rule 433
Registration No. 333-135813

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GE Interest Plus®

CORPORATE NOTES | GE CAPITAL | BENEFITS | INTEREST RATES | INVEST NOW

Current Rates

Investment Amount	Rate (%)	Yield[1] (%)
Less than $15k	2.70	2.73
$15k - $49,999	2.85	2.89
$50k and more	3.00	3.04

Rates may be reset weekly.

INVEST NOW

New!

A version of GE Interest Plus is now available to businesses. Click here to find out more.

Go to GEreports.com for stories and viewpoints on the GE Company and GE Capital.

Ratings

GE Interest Plus is a direct investment in GE Capital Corporation, which is rated AA+ by Standard and Poor's Corporation and Aa2 by Moody's Investor Service. Standard and Poor's assigns a AA+ rating to companies they define as "very high quality" with "a very strong capacity to meet financial commitments." Moody's assigns their Aa (1-3) ratings to obligations that are "judged to be of high quality and subject to very low credit risk."

GE Interest Plus Corporate Notes

Make your available cash go further.

Earn more on your available cash and access your investment when you need to. Plus, there are no sales or management fees to reduce your return.

LEARN MORE





Earn More

Maximizing the return on your savings and investments is more important than ever. That's why you should consider an investment in GE Interest Plus Corporate Notes (Notes). The Notes are a direct investment in General Electric Capital Corporation that are designed to pay higher rates than the average taxable money market mutual fund. Plus, three interest rates tiers are offered - so the more you invest, the more you can earn. Learn More.



Unlimited Access – Easy to Manage

Unlike certificates of deposit or bank money market accounts, you can redeem your investment when you need to without penalty.

- Link your GE Interest Plus investment to your bank checking account and easily add to your investment or redeem it electronically at no charge ($25 minimum and $50,000 daily limit on electronic redemptions).
- Write an unlimited number of checks in amounts of $250 or more.
- Wire money to your linked checking account ($2,500 minimum and a $15 fee for each wire).

Managing your money is easy through our website or over the phone. Service Representatives are available to assist you on business days from 8:30 a.m. to 7:00 p.m. Eastern Time.

Plus, there are no loads, sales fees or management fees – all of your money goes to work for you.

→ Apply now and enjoy a $25 incentive!

800-433-4480

Representatives are available Monday to Friday 8:30am. to 7:00 p.m. ET

Quick Links

- View Prospectus
- Application
- GE Employee Application
- Request a Kit by Mail
- SEC Filings

Home

Site Map GE.com GEMoney.com Privacy Policy

GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit. GE Interest Plus is not guaranteed under the FDIC's Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information.

The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135813] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-800-433-4480.

[1]Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions.

Copyright 2009, General Electric Capital Corporation

Personal Businesses GE Interest Plus* Home I FAQ I Contact Us CORPORATE MOTES GE CAPITAL BENEFITS INTEREST RATES INVEST HOW current Rates GE lnterest plus Corporate Notes mv es tm e nt Rate Yield- what are corporate notes? Amount C b) ( o) ‘ Less than $l5k 2 70 2 73 Some large corporations allow individuals to invest directly in their company’s senior, unsecured debt through corporate $l5k-$49,999 2.85 2.89 note programs. $50k and more 3.00 3.04 Rates may be reset weekly. ( 800-433-M80 Representatives are available MChTKfary to Fndoy S. JOamto 7:00 pm ET By issuing corporate notes, companies can borrow capital directly from investors at a fairly low cost, while providing investors with benefits such as: Higher rates of interest than other cash alternatives like FDIC-insured savings accounts, short-term CDs, and money market mutual funds Investments that are fully redeemable at any time Convenient banking-type features like check writing, free electronic transfers between linked checking accounts, and the ability to wire funds Corporate notes are a direct, unsecured investment in the debt of a corporation, and so are not FDIC-insured. Unlike short-term bond funds or money market mutual funds, they are not diversified pools of investments. Because they are a form of unsecured credit, you would be treated as an unsecured creditor in the event of a default. That’s why it is critical for you to evaluate the financial strength of the company you choose to invest in. The Strength of GE Interest Plus Corporate Notes QE Interest Plus is a direct investment in GE Capital. GE Capital is rated AA+ by Standard and Poor’s Corporation (S&P) and Aa2 by Moody’s Investors Service (Moody’s). S&P and Moody’s are nationally recognized statistical rating organizations, each approved by the United States Securities and Exchange Commission to measure the safety of securities. By reviewing the credit rating, you can determine if you are investing in a company that is financially sound. ¦ Learn more about GE Capital. ¦* Discover the benefits that make GE Interest Plus corporate notes the intelligent choice for short-term investment. - Apply now and enjoy a $25 incentive! Quick Links ¦ View Prospectus ¦+ Application - GE Employee Application -» Request a Kit by Mail -* SEC Filings Home | What are Corporate Notes Site Map GE.com GEMonev.com Privacy Policy GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit. GE Interest Plus is not guaranteed under the FDIC’s Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information. The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135313] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1 -800-433-4480. Yield reflects the annual rate of return on your investment, ft assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions. Copyright 2009, General Electric Capital C orporation

Personal | Businesses

GE Interest Plus®

LOG IN

Home | FAQ | Contact Us

CORPORATE NOTES | GE CAPITAL | BENEFITS | INTEREST RATES | INVEST NOW

Current Rates

Investment Amount	Rate (%)	Yield[1] (%)
Less than $15k	2.70	2.73
$15k - $49,999	2.85	2.89
$50k and more	3.00	3.04

Rates may be reset weekly.

INVEST NOW

800-433-4480

Representatives are available Monday to Friday 8:30am. to 7:00 p.m. ET

Why Invest In GE Capital

Strength and Stability

GE Capital offers a wide array of products and services to businesses and consumers worldwide.



About GE Capital Corporation

General Electric Capital Corporation is a global, diversified financial services company. With assets of approximately $600 billion, GE Capital serves consumers and businesses in 47 countries around the world. Businesses include GE Commercial Aviation Financial Services, Commercial Leasing and Lending, Energy Financial Services, Real Estate and GE Money.

Quick Links

- View Prospectus
- Application
- GE Employee Application
- Request a Kit by Mail
- SEC Filings

→ Apply now and enjoy a $25 incentive!

Home | Why Invest In GE Capital

Site Map GE.com GEMoney.com Privacy Policy

GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit. GE Interest Plus is not guaranteed under the FDIC's Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information.

The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135813] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-800-433-4480.

[1] Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions.

Copyright 2009, General Electric Capital Corporation

Personal Businesses GE Interest Plus* Home I FAQ I Contact Us CORPORATE MOTES GE CAPITAL BENEFITS INTEREST RATES INVEST HOW Current Rotes The Benefits of GE Interest PIUS Investment Rate Yield’ ESSV tO M SH SO e, 0 fl I \ D 6 Amount (oft) (oft) / J * Lessthan$15k Z.70 2.73 OrUTTMnc 515k-J4S 999 2 85 2 89 GE Interest Plus Corporate Notesare surprising simpleto manage. While the notes are not an FDIC-insured deposit $50k and more 3.00 3.04 they are as easy to use as an online bank account. Rates may be reset weekly. Easy to Add to or Redeem Some or All of Your Investmeiil · To redeem some or all of your investment, you can initiate a transfer to your linked checking account without charge*, write an unlimited number of checks for 1250 or more or wire funds. You can also write us and have us send a check to your address of record. » To add to your investment, you can simply transfer money from your linked checking account to your GE Interest Plus investment*, again at no charge. You can initiate transactions online or use our Automated Telephone System. · Money is moved between your linked accounts in 2 to 3 business days. Go Online or Call Us to Manage Your Investment You’ll have access to your account online or through our Automated Telephone Line 24-hours a day, 7-days a week: Online, investors can View balances and statements » View check images and activity Transfer funds to and from a linked checking account online. Over the phone, investors enjoy all of our online services other than viewing monthly statements. Earn on Every Penny you Invest Even better,there are no sales charges, management or maintenance fees. That means you get a return on all the money you invest in our corporate notes! 800-433-4480 Representatives are available Monday to Frrfoy SlOom.. to7:00p.m. ET Quick Links ¦* View Prospectus ¦* Application ¦* GE Employee Application -* Request a Kit by Mail ¦* SEC Filings ¦+ Apply now and enjoy a $25 incentive! Home | Benefits Site Map GE.com GEMoney.com Privacy Policy GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit. GE Interest Plus is not guaranteed under the FDIC’s Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information. The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135813] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request It by clicking here or calling toll free 1 -800-433-4480. ‘Yield reflects the annual rate of return on your investment, ft assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions. Copyright 2009, General Electric Capital Corporation

Personal Businesses GE Interest Plus* Home I FAQ I Contact Us CORPORATE MOTES GE CAPITAL BENEFITS INTEREST RATES INVEST HOW Interest Rates Current Rates mv es1me nt Rate Yi e id- h iq her Yields th an Competinq Amount (o j (o j -? ~ 3 L a ,,» 15 , 2 .7o 2 .73 Short-Term Alternatives GE Interest Plus notes are a convenient way to invest directly $15k- $49,999 2.85 2.89 ..._. , Cl . . r . .. , — .. T . . wrth General Electric Capital Corporation. The notes pay a $50k and more 3.00 3.04 floating rate of interest, which will always be above the average rate of taxable money market funds in the United States as published weekly in Money Fund Report ™ a Rates may be reset weekly. service of iMonevNet | nc . Chech Bach for Latest Rates Because our interest rates may change, please visit us again for the latest information on our rates. Remember, the more you invest, the more you can earn. -* To view our rate history click here. 800-433-4480 Representatives are available MCHTKfary to Friday 8:50am.. to 7:00 p.m. ET Ouick Links ¦ View Prospectus ¦* Application ¦* GE Employee Application ¦* Request a Kit by Mail ¦» SEC Filings Home Interest Rates Site Map GE.com GEMonev.com Privacy Policy GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit. GE Interest Plus is not guaranteed under the FDIC’s Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information. The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135613] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1 -800-433-4480. Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions. Copyright 2009, General Electric Capital Corporation

Personal | Businesses

GE Interest Plus®

LOG IN

Home | FAQ | Contact Us

CORPORATE NOTES | GE CAPITAL | BENEFITS | INTEREST RATES | INVEST NOW

Current Rates

Investment Amount	Rate (%)	Yield[1] (%)
Less than $15k	2.70	2.73
$15k - $49,999	2.85	2.89
$50k and more	3.00	3.04

Rates may be reset weekly.

Invest in GE Interest Plus Corporate Notes

Three Simple Steps

Here's how to get started investing in GE Interest Plus, a convenient way to earn more interest on your available cash.



Remember, with GE Interest Plus, you can easily manage your investment, and redeem funds without penalty. Plus, there are no sales or management fees.

To invest in GE Interest Plus, you must receive a copy of the prospectus. The prospectus contains more complete information on fees, charges, and other expenses, and should be read carefully before investing. The prospectus is available online by clicking here or via mail. In addition to the prospectus, please review our Privacy Policy. You may read the prospectus now online, or email us a request for more information.

To invest, simply:

1. Review our prospectus and Privacy Policy on-line
2. Download the appropriate application:
   a. GE Interest Plus Application
   b. GE Employee Application
3. Complete the application on-line or off, print it, sign, and enclose a check for a minimum of $500* towards your initial investment. Mail your completed application to us at

   GE Interest Plus
   P.O. Box 6294
   Indianapolis, IN 46206-6294

   *$250 if you also enroll in the Auto Invest Service

For any questions, please check our Frequently Asked Questions page, or call a Customer Service representative at 1-800-433-4480, Monday through Friday from 8:30 a.m. to 7:00 p.m. Eastern Time.

→ Learn more about GE Interest Plus corporate notes.

800-433-4480

Representatives are available Monday to Friday 8:30am.. to 7:00 p.m. ET

Quick Links

- View Prospectus
- Application
- GE Employee Application
- Request a Kit by Mail
- SEC Filings

Home | Invest Now

Site Map GE.com GEMoney.com Privacy Policy

GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit. GE Interest Plus is not guaranteed under the FDIC's Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information.

The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135813] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-800-433-4480.

[1]Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions.

Copyright 2009, General Electric Capital Corporation

Personal | Businesses

GE Interest Plus®

LOG IN

Home | FAQ | Contact Us

CORPORATE NOTES | GE CAPITAL | BENEFITS | INTEREST RATES | INVEST NOW

Current Rates

Investment Amount	Rate (%)	Yield[1] (%)
Less than $15k	2.70	2.73
$15k - $49,999	2.85	2.89
$50k and more	3.00	3.04

Rates may be reset weekly.

INVEST NOW

Frequently Asked Questions

Learn More

GE Interest Plus corporate notes are a convenient, easy-to-use investment. If you have any questions about investing in the GE Interest Plus, please consult these Frequently Asked Questions. If you still need help, call our toll-free number for more information.



800-433-4480

Representatives are available Monday to Friday 8:30am. to 7:00 p.m. ET

GENERAL INFORMATION

- What is GE Interest Plus?
- How does GE Interest Plus set its rates?
- How is yield calculated?
- How is interest accrued and paid?
- What is the minimum initial investment?
- Will the interest I earn be taxable?
- What if I have questions about my investment?
- Can I apply for an account if I do not have a Driver's License?

INVESTING AND REDEEMING

- What types of checks will you accept for investment?
- Is an investment in GE Interest Plus Notes liquid?
- How do I add to or redeem from my investment?
- Can I redeem my investment at anytime?
- Are there any penalties for redeeming funds?
- What type of bank account can I link to my GE Interest Plus investment?
- Can I link more than one bank checking account to my GE Interest Plus investment?
- When are invested funds available for redemption?

INVESTMENT QUALITY

- How safe is my investment?
- Is GE Interest Plus FDIC Insured?
- Is GE Interest Plus covered under the FDIC's Temporary Liquidity Guarantee Program?

FEES

- Do I pay any sales or management fees?
- Are there maintenance fees?

REPORTING, INVESTOR COMMUNICATIONS AND CHECK DELIVERY

- When will I know that my investment has been established?
- When will I receive my GE Interest Plus checks?
- How often will I receive statements?
- When will I receive my 1099 Int. Statement?

Quick Links

- View Prospectus
- Application
- GE Employee Application
- Request a Kit by Mail
- SEC Filings

TYPES OF INVESTMENT ACCOUNTS What are the types of investment accounts that you open? What is required to open a Trust investment? What is a Uniform Gift to Minor’s Account? Can I establish an investment account with an address outside the United States? Does GE Interest Plus offer IRAs? Can I establish an investment with a Power of Attorney? HOWTO CONTACT US What is the address for mailing investments or letters? What is the overnight mail address? Where do I wire money? MANAGING YOUR INVESTMENT ONLINE OR OVER THE PHONE How can I manage my investment via the Internet? How secure is my information online? How do I download a browser with 128-bit encryption? How do I login to Online Access? How do I enroll in electronic delivery of statements? How to I login to the Automated Voice Response Unit? What Browsers does the GE Interest Plus website support? What if I am having trouble loqging-in to Online Access? GENERAL INFORMATION What is GE Interest Plus? GE Interest Plus is an investment designed to provide individual investors with a convenient way to invest directly in General Electric Capital Corporation (GECC). It is an unsecured and unsubordinated debt obligation of GECC and is not a bank account or a money market fund. It is not a bank deposit and is not FDIC insured. It is offered in the U.S. by prospectus only. Complete information concerning GE Interest Plus is contained in the prospectus. Back to top How does GE Interest Plus set its rates? Rates are reviewed weekly by the GE Interest Plus Committee and may be reset as often. Rates will always be greater than the most recent seven-day average yield (non-compounded) for taxable money market funds in the United States as published in Money Fund Report ™ a service of iMoneyNet, Inc. (Formerly IBC’s Money Fund Report). Back to top How is yield calculated? Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions. Back to top How Is Interest Accrued and Paid? Interest on the Notes will accrue daily. Accrued interest will be credited and automatically reinvested in additional Notes monthly and will begin to accrue interest on the first day following the date of such reinvestment. Back to top What is the minimum initial investment? The minimum initial investment is $500 or 1250 if you also sign up for the Auto Invest Service. In addition, GE Employees can establish a GE Interest Plus investment account with no initial investment if they sign up for the payroll deduction service. Back to top Will the interest I earn he taxable? Yes. Interest earned on your GE Interest Plus investment will constitute income to you and is taxable in the year in which it is earned. Interest income is subject to federal and applicable state and local taxes. If you received an initial investment incentive, that incentive would be treated as interest income and reported on the 1099 Int. statement you will receive in January of each year. Back to top What if I have questions ahout my investment? For up-to-date information about your investment or current GE Interest Plus rates, you may login to Online Access or call our automated touch tone service at 1 -800-433-4480, 24 hours a day, 7 days a week. Customer Service Representatives are also available at this number, Monday through Friday, from 8:30 a.m. to 7:00 p.m. Eastern Time. Back to top

INVESTING AND REDEEMING What types of checks will you accept for investment? Your investment check must be drawn on a U.S. bank or a U.S. branch of a foreign bank. Funds must be in U.S. dollars. Money orders, traveler’s checks, starter checks, cashier’s checks, credit card checks and third party checks are not acceptable. Your check must be made payable to “GE Interest Plus” or the registered investors of the GE Interest Plus Investment. Back to top Is <iii investment in GE Intelest Plus Notes liquid? Yes. GE Interest Plus is liquid, meaning you can redeem your investment at any time. There are several options for redeeming funds. You can write a check ($250 or more), transfer funds to your linked checking account (our Quick Redemption Service), wire funds, or have us send you a check to your registered address. Back to top How do I arid to or redeem from my investment? The easiest way to invest more or redeem is by signing up for our Quick Transactions Service. The service lets you electronically transfer money to and from your linked bank checking account. Other ways to invest include mailing in a check, wiring in funds, payroll deductions, authorizing Social Security to deposit your monthly payments, and authorizing automatic monthly transfers from your bank (Auto Invest). See question below for redemption options. Back to top Can I redeem niy investment at anytime? Yes, you can do so at no charge by simply writing a check ($250 minimum), transferring money to your linked bank checking account through our Quick Redemption Service ($25 minimum and $50,000 daily maximum) or choosing the wire transfer option ($2,500 minimum and a $15 wire fee) when you make your initial investment. Back to top Ai e thei e any penalties for redeeming funds? No. You have unlimited access to your investment if the funds are available for redemption. If you write a check under the $250 requirement, however, you will be assessed a $10 fee. Back to top What type of hank account can I link to my GE Interest Plus investment? It must be a U.S.-based bank checking account with a valid routing number. To link your bank checking account we require a copy of a voided check to validate the account and its registration. Please note that the registration of the bank checking account must be printed on the check. Back to top Can I link more than one hank checking account to my GE Interest Plus investment? No. We allow the linking of only one bank checking account for both investments and redemptions. Back to top

When are invested funds available for redemption?
While funds invested will begin to accrue interest on the day they are posted to your investment, they are available for redemption based on how the funds were invested:

- Funds invested via a check are available for redemption 12 business days after the date of credit.
- Funds invested via Quick Invest (Automated Clearing House transfer) are available 3 business days after the date of credit.
- Funds invested via wire are available for redemption on the next business day.

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INVESTMENT QUALITY

How safe is my investment?
There is risk with any investment you make. However, with GE Interest Plus, you benefit from the credit worthiness of General Electric Capital Corporation(GECC). GECC is rated AA+ by Standard & Poor's Corporation and Aa2 by Moody's Investors Service.

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Is GE Interest Plus FDIC Insured?
GE Interest Plus is not an FDIC insured bank deposit. It is an investment in the senior unsecured debt of GE Capital Corporation, whose outstanding senior debt is rated AA+ by Standard and Poor's Corporation and Aa2 by Moody's Investor Service.

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Is GE Interest Plus covered under the FDIC's Temporary Liquidity Guarantee Program?
No, based on the final rules established by the FDIC on 11/21/08, GE Interest Plus is not guaranteed under the FDIC's Temporary Liquidity Guarantee Program. Click here to review the 11/24/08 investor letter.
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FEES

Do I pay any sales or management fees?
No. There are no management fees, sales loads or maintenance fees. So, there's nothing to reduce your rate of return.

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Are there Maintenance Fees?
There are no regular maintenance fees or fees for check reorders. Fees are assessed only for checks returned for insufficient funds, wire redemptions, stop payment requests, checks written for less than the $250 minimum, and other unusual services.

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REPORTING, INVESTOR COMMUNICATIONS AND CHECK DELIVERY

When will I know that my investment has been established?
You will be notified that your investment has been opened through a confirmation statement mailed the next day. About a week later you will receive a welcome letter confirming your investment information and providing you with additional information on how to manage your investment over the phone or online. Please note that there may be instances where we require additional information to validate your identity before we open your investment account. If that is the case, there may be a delay in the establishment of your investment.

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When will I receive my GE Interest Plus checks?
You should receive them about 3 weeks after your investment is established.

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How often will I receive statements?
You will be mailed a statement monthly unless you elect otherwise. You also have the option to receive your statement electronically through our Online Access website. If you do, 12 months of statements are maintained online.

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When will I receive my 1099 Int. Statement?
We will mail you your 1099 Int. statement in January of each year following the reporting year.

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TYPES OF INVESTMENT ACCOUNTS

What are the types of investment accounts that you open?
We open individual investments, joint investments, custodial investments (Uniform Gifts to Minor's Accounts) and Trust investments.

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What is required to open a Trust Investment?
To verify your trust, you must also provide us with the first two and last two pages of the trust agreement. Make sure the name of the trustee (and co-trustee if applicable) appears on these pages.

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What is a Uniform Gift to Minor's Account?
The Uniform Gift to Minors Act (UGMA) or the Uniform Transfers to Minors Act (UTMA) is a type of custodial account for children. Most states have adopted one form of these uniform acts as a means of transferring ownership of property to children. The Acts allow a person to fund an investment for a child, but limit that child's access to the investment until the child reaches the age of majority. The age of majority is set by state law and typically ranges from 18 to 21. The child is the investment owner, but the parent (or other adult) is named as custodian. The custodian controls the investment until the child is no longer a minor. At that point, the custodial relationship ends and the child controls the investment.

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Can I establish an investment account with an address outside the United States?
No. GE Interest Plus Corporate Notes are a security issued only in the United States. GE Interest Plus is available only to individuals who have an established residence in the U.S.

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Does GE Interest Plus offer IRAs?
No. GE Interest Plus is not a retirement investment vehicle.

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Can I establish an investment with a Power of Attorney?
Yes. In order to add a Power of Attorney to an investment, we require the following:

1. A Letter of Instruction signed by the Power of Attorney. The signature of the Power of Attorney must be guaranteed with a Signature Guarantee Medallion 2000 Stamp, which can be obtained from a local banking institution.
2. The Power of Attorney (POA) documents, dated within the last 6 months. (Note: If you are sending in the original POA documents, these documents must bear a notary stamp. If you are sending in a copy of the POA documents, this copy must also be guaranteed with a Signature Guarantee Medallion 2000 Stamp.)

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HOW TO CONTACT US

What is the address for mailing investments or letters?
GE Interest Plus
P.O. Box 6294
Indianapolis, Indiana 46206-6294

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What is the overnight mail address?
GE Interest Plus
4000 Pendleton Way
Indianapolis, Indiana 46226-5224

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Where do I wire money?
You can only wire money to us if you have an established investment. If you do, the wire instructions are as follows:

GE Interest Plus
The Huntington National Bank
Indianapolis, Indiana
ABA #274070442
Include your 10-digit GE Interest Plus Investment Number

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MANAGING YOUR INVESTMENT ONLINE OR OVER THE PHONE

How can I manage my investment via the Internet?
Once you receive your investment number, you will be able to manage your investment online through our Online Access system. You will be able to establish your password once you receive notification of your investment number. After you establish your password, you will be able to:

- View the principal amount of your investment and 12 months of transaction history
- View most recent rate information
- View Check Images
- Obtain statements electronically
- Initiate a Quick Invest or Quick Redemption transaction (transfer money to and from your linked checking account)
- Order checks
- Change your password

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How secure is my information online?
To ensure security, we encrypt all information between your PC and GE Interest Plus. Using secured browsers and 128–bit encryption technology, you can be assured security is our number one priority. In fact, 128–bit encryption is one of the highest levels of encryption currently available. 128–bit encryption is the process of scrambling information (typically for data transmission) so that only someone who has the correct encryption key can reassemble it in its original clear text format. When used between you and GE Interest Plus, this encryption technology allows you to encode (or encrypt) your personal information as you send it to us. Only GE Interest Plus can decrypt it. Likewise, when we send personal or account information to you, this technology allows us to encode it, and only you can decode it.

In the box below, you will be able to see whether the browser you are currently using has 128-bit encryption. If it is noted that your browser does not have 128-bit encryption, please go to the section labeled Download a browser with 128-bit encryption. It is essential that you upgrade your browser before you enter Online Access.

You are currently using a compatible version 6.0 of Microsoft Internet Explorer with 128-bit encryption, which will allow you to access GE Interest Plus' Online Access. There is no need to upgrade your browser.

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How do I download a browser with 128–bit encryption?
You can download a 128-bit browser by completing the steps below:

If upgrading your Netscape browser, go to http://browser.netscape.com/ns8/download/default.jsp. If you need assistance while downloading, please visit the Netscape Help area.

If upgrading your Internet Explorer (IE) browser, Download Microsoft Internet Explorer. Choose the version of IE you would like to download. Follow the easy steps found on the screen to complete the download process. If you need assistance while downloading, please visit the Microsoft Help area.

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How do I login to Online Access?

1. Click on the "Login" Button in the upper right hand corner of our website, www.geinterestplus.com. Once you arrive at our secure Online Access website, click on "First Time Users Click Here".
2. Enter your Social Security Number, investment number and your desired 4 to 10 digit password twice. Then press "Submit". Now you are set up to access your investment on-line.
3. To login, enter your investment number and your new password and click on "Submit".

Please note: to maintain the security of your investment, you will only be allowed to have three unsuccessful attempts to login. After the third attempt, your ability to access your investment on-line will be suspended. You must then call a Customer Service Representative at 1-800-433-4480 to have your password reset.

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How do I enroll in electronic delivery of statements?
To receive your statements electronically rather than through the mail, click on "View Statements On-line" and follow the instructions provided. Twelve months of statements will be maintained and available for viewing.

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How to I login to the Automated Voice Response Unit? Call us at 1 -300-433-4430 and press 1 to access your investment information. The system will ask you to enter in your investment number. Because you are a first time user, you must establish a 6 to 10 digit Personal Identification Number (PIN). The system will ask you to enter in your Social Security Number followed by the birth date of the Primary Owner of the investment (the name listed first on the application). You will then be asked to establish and then confirm your PIN. After you do so you can access your investment by entering only your investment number and PIN. When you are logged into our Automated Telephone System, you will automatically hear your current investment amount and current interest rate information. Other menu items available to you include; · Press 1: To repeat your investment amount and rate information. » Press 2: To initiate a Quick Invest or Quick Redemption transaction. · Press 3: To hear information on your last 5 investments or last 5 redemptions. » Press 4: To reorder checks. » Press 5: For information on another GE Interest Plus investment. · Press 0: To speak to a Service Representative. Back to top What Browsers does the GE Interest Plus website support? In order to take advantage of the most advanced interactive technology and security measures, GE Interest Plus requires that you use one of the latest versions of your browser to access our secure transaction site. We support Microsoft Internet Explorer (version 5.0 or higher) and Netscape Navigator (version 3.1 or higher). If you need to update your browser, click on either of the following links: Netscape: http://browser.netscape.com/hs3ldownload/default jsp Internet Explorer: http: //www .microsoft .com/windows/ie/default .htm Back to top What if I am having trouble logging-in to Online Access? For assistance in logging on to our on-line Online Access system, please call 1 -300-433-4430 between 3:30 AM and 7:00 PM ET, Monday through Friday (other than holidays), and speak with a Service Representative. Back to top Home | Frequently Asked Questions Site Map GE.com GEMoney.com Privacy Policy GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit. GE Interest Plus is not guaranteed under the FDIC’s Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135313] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-300-433-4430. Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions. Copyright 2009, General Electric Capital Corporation

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CORPORATE NOTES | GE CAPITAL | BENEFITS | INTEREST RATES | INVEST NOW

Current Rates

Investment Amount	Rate (%)	Yield[1] (%)
Less than $15k	2.70	2.73
$15k - $49,999	2.85	2.89
$50k and more	3.00	3.04

Rates may be reset weekly.

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GE Interest Plus
P.O. Box 6294
Indianapolis, Indiana 46206-6294

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Representatives are available from 8:30 a.m. to 7 p.m. Eastern Time

800-433-4480
Representatives are available Monday to Friday 8:30am. to 7:00 p.m. ET

Quick Links

- View Prospectus
- Application
- GE Employee Application
- Request a Kit by Mail
- SEC Filings

Home | Contact Us

Site Map GE.com GEMoney.com Privacy Policy

GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit. GE Interest Plus is not guaranteed under the FDIC's Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information.

The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135813] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-800-433-4480.

[1]Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions.

Copyright 2009, General Electric Capital Corporation

Personal | Businesses

LOG IN

Home | FAQ | Contact Us

CORPORATE NOTES | GE CAPITAL | BENEFITS | INTEREST RATES | INVEST NOW

GE Interest Plus®

Current Rates

Investment Amount	Rate (%)	Yield[1] (%)
Less than $15k	2.70	2.73
$15k - $49,999	2.85	2.89
$50k and more	3.00	3.04

Rates may be reset weekly.

INVEST NOW

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☐ Receive future information about GE Interest Plus via e-mail

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800-433-4480

Representatives are available Monday to Friday 8:30am. to 7:00 p.m. ET

Quick Links

- View Prospectus
- Application
- GE Employee Application
- Request a Kit by Mail
- SEC Filings

Home | Request a Mail Kit

Site Map GE.com GEMoney.com Privacy Policy

GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit. GE Interest Plus is not guaranteed under the FDIC's Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information.

The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135813] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-800-433-4480.

[1]Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions.

Copyright 2009, General Electric Capital Corporation